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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 7, 2002

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                          0-33007                    62-1650470
(State or Other Jurisdiction      (Commission File Number)   (IRS Employer
of Incorporation)                                            Identification No.)


                                 One Canal Place
                           365 Canal Street, Suite 900
                          New Orleans, Louisiana, 70130
              (Address of Principal Executive Offices and Zip Code)

                                 (504) 533-6000
              (Registrant's telephone number, including area code)




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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

(a) On June 7, 2002 and June 10, 2002, Harrah's Entertainment, Inc. ("HET") and Harrah's Operating Company, Inc. ("HOCI") each filed a first amendment and second amendment, respectively, to Schedule 13D, previously filed on March 6, 2002. The information in this Item 1 is based solely upon the Schedule 13D and the amendments.

         As reported on the Schedule 13D, HOCI beneficially owned 6,069,238 shares, or 49%, of the outstanding Common Stock of JCC Holding Company. HET, as a parent entity of HOCI, was a beneficial owner of these 6,069,238 shares. On May 17, 2002, HOCI acquired 2,000 additional shares of Common Stock in an open market transaction. On June 6, 2002, HOCI entered into a Stock and Senior Note Purchase Agreement (the "Purchase Agreement") with Deutsche Bank Trust Company Americas (formerly known as Bankers Trust) ("DBTCA") pursuant to which HOCI acquired the right to purchase all of the shares of Common Stock and all of the notes issued pursuant to the Indenture (the "Notes") held by DBTCA (the "DBTCA Notes"). On June 7, 2002, the transactions contemplated by the Purchase Agreement were consummated and HOCI purchased 1,734,068 shares of Common Stock and the DBTCA Notes from DBTCA. As a result of such transactions, HOCI and HET, as the parent entity of HOCI, beneficially own an aggregate of 7,805,306 shares of Common Stock, which represents approximately 63% of the outstanding Common Stock, based upon 12,386,200 shares of Common Stock outstanding.

         The first amendment to Schedule 13D disclosed the following as to the amount and the source of consideration used in making the purchase of the 2,000 shares of Common Stock on the open market (the full meanings of defined terms used in HET's Schedule 13D filing are set forth in the Schedule 13D filing):

                  The source and amount of the funds used in making the purchase of the 2,000 shares of Common Stock on the open market on May 17, 2002 were available working capital of [HOCI] in the aggregate amount of $9,750 ($4.875 per share), excluding any commissions. No funds were borrowed or otherwise obtained for the purpose of acquiring, holding, trading or voting these securities.

         In addition, the first amendment to the Schedule 13D disclosed the following as to the amount of consideration to be used by HOCI to purchase the 1,734,068 shares of Common Stock and the DBTCA Notes from DBTCA:

                  The aggregate amount of funds to be used by [HOCI] to purchase the shares of Common Stock and the DBTCA Notes from DBTCA pursuant to the Purchase Agreement will be (i) $18,277,076.72 for the 1,734,068 shares of Common Stock ($10.54 per share), and (ii) an amount equal to the $45,847,928 aggregate principal amount of the DBTCA Notes, plus all accrued and unpaid interest on the DBTCA Notes through and including the date of the closing of the transactions contemplated by the Purchase Agreement.

         Following the consummation of the transactions contemplated by the Purchase Agreement, the second amendment to the Schedule 13D disclosed the following as to the amount and the source of consideration used by HOCI and HET to purchase the 1,734,068 shares of Common Stock and the DBTCA Notes from DBTCA:

                  [HOCI] used funds in the aggregate amount of $64,538,960.72 to purchase the shares of Common Stock and DBTCA Notes pursuant to the Purchase Agreement. The funds were provided by HET's cash resources which come from, (i) working capital, (ii) a commercial paper program, (iii) a bid note and (iv) revolving credit and letter of credit facilities. The interest rate charged on HET's borrowings under its commercial paper program and bid note are subject to changes depending on the capital markets. HET's revolving credit and letter



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                  of credit facilities are provided to HET by a consortium of banks with a total capacity as of April 25, 2002 of $1.857 billion. The interest rates charged on borrowings under these facilities are a function of the London Inter-Bank Offered Rate, or LIBOR. As such, the interest rates charged for borrowings under the facilities are subject to change as LIBOR changes. There is also an option on each credit facility to borrow at the prime rate. Because HET's cash resources are fungible, neither HET nor [HOCI] can state definitively which of the above cash resources the source of funds for the Purchase Agreement came from.

         In connection with the acquisition of the shares of Common Stock, HOCI received an irrevocable proxy from DBTCA appointing four representatives of HOCI to vote the 1,734,068 shares of Common Stock at the 2002 Annual Meeting in favor of the two directors nominated by HET and HOCI, discussed in Item 5 below.

(b) According to the first amendment of the Schedule 13D, although they are acquiring voting control of JCC Holding Company, HET and HOCI will continue to examine their options with respect to JCC Holding Company. Other than this disclosure in the first amendment, and the proxy acquired from DBTCA for the 2002 Annual Meeting, we are not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the registrant.

ITEM 5. OTHER EVENTS.

       Following our emergence from bankruptcy in March 2001, our board of directors consisted of seven directors, three of whom were nominated by HET (the "HET Nominated Directors") and four of whom were nominated by Bankers Trust Company and the Noteholders Committee as appointed by the United States Trustee on January 10, 2001 in our bankruptcy proceedings (the "Non-HET Nominated Directors"). Our first annual meeting of stockholders after our emergence from bankruptcy was originally scheduled to be held on April 25, 2002 to, among other things, elect two directors to our board of directors ("Group I Directors").

       Our Second Amended and Restated Certificate of Incorporation (the "Charter") and Third Amended and Restated Bylaws (the "Bylaws") provide that HET (including its controlled affiliates, such as HOCI and Harrah's New Orleans Management Company) and the majority of the Non-HET Nominated Directors each have the right to nominate one director to serve a two-year term. On or about February 25, 2002, we received correspondence from HET and HOCI, notifying us of HET's and HOCI's intent to nominate certain persons for election as Group I Directors at the annual meeting of stockholders. Specifically, HET, in accordance with the nomination provision granted to it in the Charter and the Bylaws, nominated Mr. Philip G. Satre for election as a director to fill the seat currently held by him as an HET Nominated Director until the annual meeting. Additionally, HOCI, in its capacity as a stockholder of JCC Holding Company, nominated Mr. Charles C. Teamer, Sr. for election as a director to fill the seat currently held by a Non-HET Nominated Director until the annual meeting. We did not recognize the nomination of Mr. Teamer as a proper director nomination under our Charter and Bylaws. As disclosed in our proxy statement and related amendments, our management's slate of directors consisted of Mr. Satre, a HET Nominated Director whose term expired on the date of the annual meeting, and Mr. Rudy Cerone, a Non-HET Nominated Director whose term expired on the date of the annual meeting.

       On March 15, 2002, HET and HOCI filed suit against us in the Court of Chancery of the State of Delaware seeking declaratory judgment as to the validity of Mr. Teamer's nomination. On May 31, 2002, the Court of Chancery ruled in favor of HET and HOCI, allowing HET and HOCI to nominate two candidates to compete for the two board seats up for election at the annual meeting. Specifically, the Court of Chancery found the relevant nomination provisions in the Charter and Bylaws to be ambiguous, and that we did not present clear and convincing evidence that the parties who negotiated the relevant nomination provisions intended them to impose restrictions on HET's and HOCI's right to nominate two directors. Accordingly, the Court of Chancery ordered us to accept the nominations of both Mr. Satre and Mr. Teamer and to proceed with the election at the annual meeting, including Mr. Teamer's nomination.


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       After several postponements pending the outcome of the action in the
Court of Chancery, we held our annual meeting of stockholders on June 11, 2002. Mr. Teamer and Mr. Satre were elected as Group I Directors. The election of Mr. Teamer is subject to approval by the Louisiana Gaming Control Board. Notwithstanding the election of Mr. Satre at the annual stockholders meeting, we believe that Mr. Satre and Mr. Sanfilippo do not fit within the category of "Qualified Persons" eligible to serve as directors under a provision of our Charter because of their affiliation with HOCI. Accordingly, based upon such provision in our Charter, the four Non-HET Nominated Directors, on behalf of JCC Holding Company, delivered a letter on June 6, 2002 to Messrs. Satre and Sanfilippo advising them that their terms as directors have been automatically terminated as required by the Company's Charter and requesting that suitable replacements for their positions be nominated. By letter dated June 6, 2002, which we received on June 7, 2002, Mr. Satre advised us that he and Mr. Sanfilippo disagree with our position with respect to this matter. Mr. Satre advised us on June 7, 2002 that HET also disagrees with our position with respect to this matter. However, HET has subsequently advised us that HET will appoint Mr. Stephen Brammel as a substitute director to serve in Mr. Satre's place.

         Additionally, on June 11, 2002, we filed an appeal from the ruling of the Court of Chancery and requested that the appeal be expedited. However, the outcome of the appeal cannot be predicted.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

(a)      Financial statements of businesses acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

         None.

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


JCC HOLDING COMPANY
(REGISTRANT)

/s/   L. Camille Fowler
------------------------------------
L. Camille Fowler
Vice President - Finance, Secretary
and Treasurer


Date: June 17, 2002